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                               POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints ALAN C. JONES and JOHN W. WHITE and each of them his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) on Form S-2 of United Grocers, Inc., Registration No. 33-57199 relating to its Series J Capital Investment Notes and to its Common Stock, $5 par value per share, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF this power of attorney has been signed by the following persons in the capacities indicated on November 8, 1995.


Signature                                     Title



/s/ Alan C. Jones                             President,
Alan C. Jones                                 Secretary and Treasurer


/s/ John W. White                             Vice President and
John W. White                                 Chief Financial Officer


/s/ Dennis Blasingame                         Director
Dennis Blasingame


/s/ Craig Danielson                           Director
Craig Danielson


/s/ James C. Vickers                          Director
James C. Vickers


/s/ David Neal                                Director
David Neal


/s/ Peter J. O'Neal                           Director
Peter J. O'Neal


/s/ Raymond L. Nidiffer                       Director
Raymond L. Nidiffer


/s/ Deano Ryan                                Director
Deano Ryan

/s/ Gordon Smith                              Director
Gordon Smith


/s/ Dick Leonard                              Director
Dick Leonard